UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2011
ZAYO GROUP, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Centennial Parkway, Suite 200, Louisville, CO	80027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 381-4683
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
Term Loan Agreement
On December 1, 2011 Zayo Group, LLC (the “Company” or “Zayo”) and Zayo Capital, Inc. (collectively with the Company and the subsidiaries of the Company party thereto as guarantors, the “Borrower Parties”) entered into a $315.0 million senior secured term loan facility (the “Term Loan”) with SunTrust Bank, as Collateral Agent, Royal Bank of Canada as Administrative Agent, and RBC Capital Markets, Barclays Capital and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers, RBC Capital Markets and Barclays Capital, as Joint Physical Bookrunners, SunTrust Robinson Humphrey, Inc., as Joint Bookrunning Manager, and Barclays Capital and SunTrust Bank, as Co-Syndication Agents (the “Term Loan Agreement”).
The net proceeds from the Term Loan were approximately $297.4 million after deducting the discount on the Term Loan of approximately $9.5 million and debt issuance costs of approximately $8.1 million. The proceeds of the Term Loan were used to partially fund the previously announced acquisition of 360 Networks Holdings (USA) Inc., (“360networks”). For further discussion of the 360networks acquisition, see below under Item 2.01 Completion of Acquisition or Disposal of Assets.
The Term Loan has a maturity date of September 15, 2016 and the borrowings thereunder bear interest at varying levels based on the London Interbank Offered Rate (“LIBOR”) plus a spread of 5.5 percent (subject to a minimum LIBOR rate of 1.5 percent) or a specified base rate plus a spread of 4.5 percent.
The Company will be required to make quarterly principal payments on the Term Loan of approximately $0.8 million. Additionally, the Company will be required to make principal prepayments on the Term Loan from specified excess cash flows from operations and from the net proceeds of specified types of asset sales, debt issuances and condemnation events. Any balance remaining on the Term Loan on September 15, 2016 will be due on that date.
The Term Loan Agreement contains customary representations and warranties by the Company, as well as customary events of default. The Term Loan Agreement requires the Company to comply with affirmative and negative covenants customarily applicable to similar term loan agreements, including covenants restricting the ability of the Company, subject to specified exceptions, to incur additional indebtedness, make additional guaranties, incur additional liens on assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, voluntarily prepay certain other indebtedness, enter into transactions with affiliated persons, make investments and amend the terms of certain other indebtedness.
In addition, the Term Loan Agreement requires the Company to maintain the following financial covenants, which are consistent with the financial covenants included in the Third Amendment dated November 17, 2011 to the Company’s Credit Agreement dated as of March 12, 2010(the “Revolving Credit Agreement”):
Senior Secured Leverage Ratio. The Borrower Parties shall not permit, at the end of each applicable fiscal quarter, the Senior Secured Leverage Ratio, as defined in the Term Loan Agreement, for the immediately preceding twelve month period then ended to be greater than the required amount for the applicable period set forth below:

Applicable Period	Applicable Ratio
For the twelve-month periods ending December 31, 2011 and March 31, 2012	4.50 to 1.00
For the twelve-month periods ending June 30, 2012, September 30, 2012, December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013	4.00 to 1.00
For the twelve-month periods ending December 31, 2013 and for each fiscal quarter thereafter	3.50 to 1.00

Fixed Charge Coverage Ratio. The Borrower Parties shall not permit, at the end of each applicable fiscal quarter, the Fixed Charge Coverage Ratio, as defined in the Term Loan Agreement, for the immediately preceding twelve month period then ended to be less than the required amount for the applicable period set forth below:

Applicable Period	Applicable Ratio
For the twelve-month periods ending December 31, 2011, March 31, 2011, June 30, 2012, September 30, 2012 and December 31, 2012	2.25 to 1.00
For the twelve-month periods ending March 31, 2013 and June 30, 2013	2.50 to 1.00
For the twelve-month periods ending September 30, 2013 and December 31, 2013	2.75 to 1.00
For the twelve-month periods ending March 31 2014, June 30, 2014 and September 30, 2014	3.00 to 1.00
For the twelve-month periods ending December 31, 2014 and for each fiscal quarter thereafter	3.25 to 1.00
The foregoing description of the Term Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Term Loan Agreement, which is filed as exhibit 10.1 to this filing on Form 8-K.
Fourth Amendment to Revolving Credit Agreement
On December 1, 2011, the Company, Zayo Capital, Inc. (“Zayo Capital”) and the subsidiaries of the Company party thereto as guarantors entered into a Fourth Amendment and Supplement to Credit Agreement (the “Fourth Revolving Credit Agreement Amendment”) among the Company, Zayo Capital, Inc., the subsidiaries of the Company party thereto as guarantors, SunTrust Bank, as administrative agent, and the lenders party thereto. The Fourth Revolving Credit Agreement Amendment amends certain provisions of the Revolving Credit Agreement to conform them to the terms of the Term Loan Agreement and adds 360networks and certain of its subsidiaries as additional guarantors of the borrowings under the Revolving Credit Agreement.
The foregoing description of the Fourth Revolving Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Fourth Revolving Credit Agreement Amendment, which is filed as exhibit 10.2 to this filing on Form 8-K.
Fourth Supplemental Indenture
On December 1, 2011, the Company, Zayo Capital, the subsidiaries of the Company party thereto as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to the March 12, 2010 Indenture among the Company, Zayo Capital, the subsidiaries of the Company party thereto as guarantors, and the Trustee (as subsequently amended and supplemented, the “Indenture”). The Fourth Supplemental Indenture made certain non-material changes to the Indenture to allow for the acquisition of the new 360networks’ collateral.
The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Fourth Supplemental Indenture, which is filed as exhibit 4.1 to this filing on Form 8-K.
Fifth Supplemental Indenture
On December 1, 2011, the Trustee and 360networks and certain of its subsidiaries entered into a Fifth Supplemental Indenture to the Indenture (the “Fifth Supplemental Indenture”) to add 360networks and such subsidiaries as additional guarantors under the Indenture.
The foregoing description of the Fifth Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Fifth Supplemental Indenture, which is filed as exhibit 4.2 to this filing on Form 8-K.
Section 2 — Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets
As previously disclosed in a filing on Form 8-K with the Securities and Exchange Commission made by Zayo on October 6, 2011, the Company entered into a Stock Purchase Agreement with 360 Networks Corporation, 360 Networks (fiber holdco) Ltd., and 360 Networks (fiber subco) Ltd. (collectively, the “Sellers”). On December 1, 2011, the Stock Purchase Agreement was consummated at which time Zayo acquired from the Sellers one hundred percent of the ownership interest of 360networks for a purchase price of $345.0 million, subject to post-closing adjustments. Also on December 1, 2011, the Company spun-off VoIP360, Inc., an indirect subsidiary of 360networks (“VoIP”), to the Company’s parent and sole member, Zayo Group Holdings, Inc.

The acquisition was funded with proceeds from the Term Loan, as discussed in Item 1.01, Entry into a Material Definitive Agreement, and cash on hand.
The acquired 360networks business operated over 18,000 route miles of intercity and metro fiber network across 22 states and British Columbia. 360networks’ intercity network interconnected over 70 markets across the central and western United States, including 23 Zayo fiber markets and a number of new markets such as Albuquerque, Bismarck, Des Moines, San Francisco, San Diego and Tucson. In addition to its intercity network, 360networks operated over 800 route miles of metropolitan fiber networks across 26 markets, including Seattle, Denver, Colorado Springs, Omaha, Sacramento, and Salt Lake City. Subsequent to the acquisition, the Zayo fiber network will total over 42,000 route miles and nearly two million fiber miles.
The foregoing description of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Stock Purchase Agreement, which is filed as exhibit 10.3 to this filing on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
The information set forth under Items 1.01, Entry into a Material Definitive Agreement, of this report is incorporated by reference in this Item 2.03.
On December 1, 2011, upon the closing of the Term Loan Agreement, the Company and its current and future domestic restricted subsidiaries, including 360networks and certain of its subsidiaries, became obligated as guarantors, jointly and severally, on a senior secured basis under the $315.0 million Term Loan facility.
Concurrent with the closing of the 360networks acquisition, 360networks and certain of its subsidiaries entered into the Fourth Revolving Credit Agreement Amendment as guarantors. Upon execution of the Fourth Revolving Credit Agreement Amendment, 360networks and such subsidiaries became additional guarantors, jointly and severally, on a senior secured basis, of the borrowings under the Revolving Credit Agreement.
Concurrent with the closing of the 360networks acquisition, 360networks, certain of its subsidiaries and the Bank of New York Mellon Trust Company, N.A., entered into a Fifth Supplemental Indenture to the Company’s Indenture, dated as of March 12, 2010. Upon execution of the Fifth Supplemental Indenture, the 360networks such subsidiaries became additional guarantors, jointly and severally, on a senior secured basis, of the Company’s $350.0 million Senior Secured Notes.
Item 9.01. Financial Statements and Exhibits.
(a) and (b) Financial Statements and Pro Forma Information
The Company is still reviewing the financial statements of 360 Networks Corporation. Financial statements and pro forma financial information related to this transaction are not being filed with this filing. To the extent such information is required by this Item, it will be filed by amendment to this Current Report not later than 75 days after the closing of the acquisition.

(d) Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
4.1
Fourth Supplemental Indenture to the Indenture, dated as of December 1, 2011, among Zayo Group, LLC, Zayo Capital, Inc., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Fifth Supplemental Indenture to the Indenture, dated as of December 1, 2011, among the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee.
10.1
Term Loan Agreement by and among Zayo Group, LLC and Zayo Capital, Inc., as Borrowers, SunTrust Bank, as Collateral Agent, Royal Bank of Canada as Administrative Agent, and RBC Capital Markets, Barclays Capital and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers, RBC Capital Markets and Barclays Capital, as Joint Physical Bookrunners, SunTrust Robinson Humphrey, Inc., as Joint Bookrunning Manager, and Barclays Capital and SunTrust Bank, as Co-Syndication Agents, dated December 1, 2011.

10.2
Fourth Amendment and Supplement to Credit Agreement, dated as of December 1, 2011, by and among Zayo Group, LLC, Zayo Capital, Inc., the guarantors party thereto, the Lenders party thereto, and SunTrust Bank, as administrative agent.

10.3	Stock Purchase Agreement by and among 360Networks Corporation, 360Networks (Fiber Holdco) Ltd., 360Networks (Fiber Subco) LTD., and Zayo Group, LLC dated as of October 6, 2011.
Investors should take into consideration, with respect to the Company, those risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, including those under the heading “Risk Factors.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC
By:	/s/ Ken desGarennes
Ken desGarennes
Chief Financial Officer
DATED: December 7, 2011

EXHIBIT INDEX

Exhibit No.	Description
4.1
Fourth Supplemental Indenture to the Indenture, dated as of December 1, 2011, among Zayo Group, LLC, Zayo Capital, Inc., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Fifth Supplemental Indenture to the Indenture, dated as of December 1, 2011, among the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.
10.1
Term Loan Agreement by and among Zayo Group, LLC and Zayo Capital, Inc., as Borrowers, the Persons Party Hereto from Time To Time as Guarantors, The Financial Institutions Party Hereto from Time To Time As Lenders, SunTrust Bank, as Collateral Agent, Royal Bank of Canada as Administrative Agent, and RBC Capital Markets, Barclays Capital and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers, RBC Capital Markets and Barclays Capital, as Joint Physical Bookrunners, SunTrust Robinson Humphrey, Inc., as Joint Bookrunning Manager, and Barclays Capital and SunTrust Bank, as Co-Syndication Agents, dated December 1, 2011.

10.2
Fourth Amendment and Supplement to Credit Agreement, dated as of December 1, 2011, by and among Zayo Group, LLC, Zayo Capital, Inc., the guarantors party thereto, the Lenders party thereto, and SunTrust Bank, as administrative agent.

10.3	Stock Purchase Agreement by and among 360Networks Corporation, 360Networks (Fiber Holdco) Ltd., 360Networks (Fiber Subco) LTD., and Zayo Group, LLC dated as of October 6, 2011.